[THRIVENT FINANCIAL FOR LUTHERANS LOGO]
625 Fourth Avenue South
Minneapolis, Minnesota 55415

Phone: (612)752-3279
Fax: (612)340-7062
E-mail: john.bjork@thrivent.com

John C. Bjork
Counsel

October 1, 2002

Board of Directors
Thrivent Financial for Lutherans
625 Fourth Avenue South
Minneapolis, MN 55415

RE: File No. 333-89488

Ladies and Gentlemen:

This opinion is furnished in connection with filing a pre-effective amendment to the registration statement, file no. 333-89488, on Form N-4 ("Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "1933 Act") and the Investment Company Act of 1940. This Registration Statement is being filed by Thrivent Variable Annuity Account I (the "Separate Account") with respect to individual variable annuity contracts (the "Contracts") issued by Thrivent Financial for Lutherans ("Thrivent Financial"). The Separate Account was established by the Board of Directors of Thrivent on May 9, 2002.

I have examined documents relating to the establishment of the Separate Account by the Board of Directors of Thrivent Financial, the form of the Registration Statement, and such other documents and matters of law as I have deemed necessary for this opinion.

It is my opinion that:

  Thrivent Financial is a fraternal benefit society organized under the laws of the State of Wisconsin.

  Effective May 9, 2002, the Separate Account is a separate account validly existing pursuant to the laws of the State of Wisconsin.

  The portion of the assets held in the Separate Account equal to reserves and other Contract liabilities with respect to the Separate Account are not chargeable with liabilities arising out of any other business Thrivent Financial may conduct.

  The Contracts, when issued as contemplated by the Registration Statement and in compliance with applicable local law, will be legal and binding obligations of Thrivent Financial in accordance with the terms of the Contracts.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the references to me wherever appearing therein.

Very truly yours,

/s/ John C. Bjork

John C. Bjork